JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) (l) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing of the attached Schedule 13G, and any and all amendments thereto, and expressly authorize Invesco Ltd., as the ultimate parent company of each of its undersigned subsidiaries, to file such Schedule 13G, and any and all amendments thereto, on behalf of each of them.

Dated: 12/31/2013

Invesco Ltd.

By: /s/ Lisa Brinkley
Name: Lisa Brinkley
Title: Global Assurance Officer

Invesco Advisers, Inc.

By: /s/ Todd L. Spillane
Name: Todd L. Spillane
Title: Chief Compliance Officer

Invesco Canada Ltd.

By: /s/ Daniela Nalli
Name: Daniela Nalli
Title: Chief Compliance Officer

Invesco National Trust Company

By: /s/ Kevin Lyman
Name: Kevin Lyman
Title: General Counsel

Invesco Hong Kong Limited

By: /s/ Asha Balachandra
Name: Asha Balachandra
Title: Reg. Head of Legal AP

Invesco Asset Management Deutschland GmbH

By: /s/ Stephanie Ehrenfried
Name: Stephanie Ehrenfried
Title: Head of Legal Continental Europe & Cross-Border Funds

Invesco Asset Management Limited

By: /s/ Ross Maclean
Name: Ross Maclean
Title: Director of UK Compliance

Invesco Asset Management S.A.

By: /s/ Matthieu Grosclaude
Name: Matthieu Grosclaude
Title: Deputy-CEO

Invesco Asset Management S.A.

By: /s/ Bemard Aybran
Name: Bernard Aybran
Title: Deputy-CEO

Invesco Asset Management Osterreich GmbH

By: /s/ Thomas Kraus
Name: Thomas Kraus
Title: Head of Sales

Invesco Management S.A.

By: /s/ Stefano Pierantozzi
Name: Stefano Pierantozzi
Title: Head of Compliance Luxembourg

Invesco Taiwan Limited

By: /s/ Asha Balachandra
Name: Asha Balachandra
Title: Reg. Head of Legal, AP

Invesco Asset Management (Japan) Limited

By: /s/ Asha Balachandra
Name: Asha Balachandra
Title: Reg. Head of Legal, AP

Invesco Global Asset Management Limited

By: /s/ Marie-Hélène Boulanger
Name: Marie-Hélène Boulanger
Title: Head of Risk Governance

Stein Roe Investment Counsel, Inc.

By: /s/ Greg Campbell
Name: Greg Campbell
Title: General Counsel

Invesco PowerShares Capital Management

By: /s/ Deanna Marotz
Name: Deanna Marotz
Title: Chief Compliance Officer

Invesco Investment Advisers, LLC

By: /s/ Jesse Frazier
Name: Jesse Frazier
Title: Chief Compliance Officer

Invesco Australia Ltd.

By: /s/ Jane Stewart
Name: Jane Stewart
Title: Compliance Manager